Exhibit 4.(a)(i)

TRUST DEED is made on 27 November 2009

Between

(1) INTERCONTINENTAL HOTELS GROUP PLC (the Issuer);

(2) SIX CONTINENTS LIMITED (Six Continents);

(3) INTERCONTINENTAL HOTELS LIMITED (InterContinental, and together with Six Continents, the Guarantors); and

(4) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the Trustee, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

Whereas

(A) The Issuer has established a Euro Medium Term Note Programme pursuant to which the Issuer may issue from time to time Notes as set out herein (the Programme). Notes up to a maximum nominal amount from time to time outstanding of £750,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the Authorised Amount) may be issued pursuant to the said Programme.

(B) The Guarantors have agreed to guarantee Notes issued under the Programme and to enter into certain covenants set out in this Trust Deed.

(C) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.  Definitions and Interpretation

1.1  Definitions

In this Trust Deed the following expressions have the following meanings:

Additional Rating Agency means Moody’s and Fitch;

Agency Agreement means, in relation to the Notes of any Series, the agency agreement dated 27 November 2009 (as amended, modified and restated from time to time) between the Issuer, the Guarantors, the Trustee and HSBC Bank plc as Principal Paying Agent appointing the initial Paying Agent and the Calculation Agent in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor calculation agent in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

Agents means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Calculation Agent or any of them;

Appointee means any attorney, manager, agent, delegate, nominee, custodian, receiver or other person appointed by the Trustee under this Trust Deed;

Auditors means the auditors for the time being of the Issuer or, as the case may be, a Guarantor and, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;

Authorised Signatory means any person who (a) is a Director of the Issuer or, as the case may be, the relevant Guarantor or (b) has been notified to the Trustee by any such Director as being an Authorised Signatory pursuant to sub-clause 8(p) (Authorised Signatories);

Calculation Agent means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as calculation agent in relation to such Notes pursuant to the Agency Agreement and/or, if applicable, Successor calculation agent in relation to such Notes at its Specified office;

CGN Permanent Global Note means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

CGN Temporary Global Note means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

Change of Control has the meaning given to such term in Condition 2(a);

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Common Safekeeper means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

Conditions means the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of any Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms(s) applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes of such Series accordingly;

Contractual Currency means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 14.1 (Remuneration), pounds sterling or such other currency as may be agreed between the issuer and the Trustee from time to time;

Couponholder means the holder of a Coupon;

Coupons means any bearer interest coupons in or substantially in the form set out in Part E of Schedule 2 appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 15 and, where the context so permits, the Talons appertaining to the Notes of such Series;

Dealer Agreement means the agreement between the Issuer and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

Dealers means any person appointed as a Dealer by the Dealer Agreement and any other person which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement and references to the relevant Dealer(s) mean, in relation to any Note, the Dealer(s) with whom the Issuer has agreed the issue and purchase of such Note;

Director means any Director of the Issuer or, as the case may be, a Guarantor, from time to time;

Drawdown Prospectus means a prospectus specific to a Tranche of Notes which may be constituted either (a) by a single document or (b) by a registration document, a securities note and, if applicable, a summary;

Euroclear means Euroclear Bank SA/NV;

Event of Default means any one of the circumstances described in Condition 13;

Extraordinary Resolution has the meaning set out in Schedule 6;

Final Terms has the meaning ascribed to it in the Dealer Agreement;

Fitch means Fitch Ratings Ltd or any successor;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer, the Guarantors and the relevant Dealer(s) (as indicated in the relevant Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the Issuer, the Guarantors and the relevant Dealer(s) (as indicated in the relevant Final Terms);

FSMA means the Financial Services and Markets Act 2000;

Global Note means a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note or an NGN Permanent Global Note;

ICSDs means Clearstream, Luxembourg and Euroclear;

Index Linked Interest Notes has the meaning given to such term in the relevant Final Terms;

Issue Date means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the Issuer and the relevant Dealer(s);

Interest Commencement Date means, in relation to any interest-bearing Note, the date specified in the relevant Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;

Liabilities or Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Stock Exchange means the London Stock Exchange plc;

Material Subsidiary has the meaning set out in Condition 2(a);

Moody’s means Moody’s Investors Service, Inc. or any successor;

NGN Permanent Global Note means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

NGN Temporary Global Note means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

Noteholder and (in relation to a Note) holder means the bearer of a Note;

Notes means the bearer notes of each Series constituted in relation to or by this Trust Deed which shall be in or substantially in the form set out in Schedule 2 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 15 and (except for the purposes of Clause 5.1 (Global Notes) and 5.3 (Signature)) each Global Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

outstanding means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a) those which have been redeemed in accordance with this Trust Deed;

(b) those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 19) and remain available for payment in accordance with the Conditions;

(c) those which have been purchased and surrendered for cancellation as provided in Condition 10(j) and notice of the cancellation of which has been given to the Trustee;

(d) those which have become void under Condition 14;

(e) those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 15; or

(f) (for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 15;

provided that for each of the following purposes, namely:

(i) the right to attend and vote at any meeting of the holders of Notes of any Series;

(ii) the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 11.1 (Legal Proceedings) and 9.1 (Waiver), Conditions 13 and 17 and Schedule 6;

(iii) any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them; and

(iv) the determination by the Trustee whether any event, circumstance, matter or timing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuer, any Guarantor or any Subsidiary) for the benefit of the Issuer, any Guarantor or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices appointed pursuant to the relative Agency

Agreement and/or, if applicable, any additional and/or Successor paying agents in relation to such Series at their respective Specified Offices;

Permanent Global Note means, in relation to any Series, a Global Note to be issued pursuant to Clause 5.1 in the form or substantially in the form set out in Part B of Schedule 2;

Potential Event of Default means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 13, become an Event of Default;

Principal Paying Agent means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

Put Option has the meaning given to such term in Condition 10(e);

Rating Agency means S&P or any of its respective successors or any Substitute Rating Agency and, for the purposes of Condition 10(f), includes any Additional Rating Agency;

Receiptholder means the holder of a Receipt;

Receipts means any bearer principal receipts appertaining to the Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Receipts issued pursuant to Condition 15;

Relevant Date has the meaning ascribed to it in Condition 2(a);

Reserved Matter has the meaning set out in paragraph 1 of Schedule 6;

repay includes redeem and vice versa and repaid, repayable, repayment, redeemed, redeemable and redemption shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

Specified Office means, in relation to any Agent in respect of any Series, either the office identified with its name in Condition 2(a) of such Series or any other office notified to any relevant parties pursuant to the Agency Agreement;

Subsidiary has the meaning set out in Condition 2(a);

Substitute Rating Agency means any rating agency of international standing substituted for the Rating Agency by the Issuer from time to time with the prior written approval of the Trustee, such approval not to be unreasonably withheld or delayed;

Successor means, in relation to the Paying Agents, such other or further person as may from time to time be appointed pursuant to the Agency Agreement as a Paying Agent;

Successor in Business means in respect of a company (the Original Company):

(i) a company or other entity to whom the Original Company validly and effectually, in accordance with all enactments, orders and regulations in force for the time being and from time to time, transfers the whole or substantially the whole of its business, undertaking and assets for the purpose of assuming and conducting the business of the Original Company in its place; or

(ii) any other entity which acquires in any other manner the whole or substantially the whole of the undertaking, property and assets of the Original Company and carries on as a successor to the Original Company the whole or substantially the whole of the business carried on by the Original Company prior thereto;

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. or any successor;

Talonholder means the holder of a Talon;

Talons means any bearer talons appertaining to the Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 15;

Temporary Global Note means, in relation to any Series, a Global Note to be issued pursuant to Clause 5.1 in the form or substantially in the form set out in of Schedule 2;

this Trust Deed means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

Tranche means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

Trustee Acts means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

Written Resolution means, in relation to any Series, a resolution in writing signed by or on behalf of the holders of 75 per cent. of the aggregate principal amount of the Notes of such Series for the time being outstanding, whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders;

Zero Coupon Note means a Note on which no interest is payable.

1.2	Principles of interpretation

In this Trust Deed:

(a) Statutory modification:  a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(b) Additional amounts:  principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts, any redemption amounts and any premium which may be payable under the Conditions;

(c) Relevant Currency:  relevant currency shall be construed as a reference to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the relevant Final Terms;

(d) Tax:  costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(e) Enforcement of rights:  an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

(f) Clauses and Schedules:  a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

(g) Clearing systems:  Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits (but not in the case of any Notes in NGN form), be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;

(h) Trust corporation:  a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

(i) Gender:  words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa;

(j) Records:  any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD);

(k) Drawdown Prospectus:  each reference to Final Terms shall, in the case of a Series of Notes which is the subject of a Drawdown Prospectus be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus;

(l) Guarantees:  all references in this Trust Deed to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof; and

(m) Proceedings:  all references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or any Guarantor (as the case may be).

1.3  The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4  Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5  The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

1.6 Written Notices/Approvals

Any reference to a written notice or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice being given by email.

2.  Amount and Issue of the Notes

2.1  Amount of the Notes

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Authorised Amount and, for the purpose of determining such aggregate nominal amount, Clause 14 of the Dealer Agreement shall apply.

2.2  Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the Issuer shall:

(a) deliver or cause to be delivered to the Trustee a draft of the relevant Final Terms and, if applicable, notify the Trustee of any proposed changes to the draft Final Terms delivered to the Trustee; and

(b) notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

For the avoidance of doubt, the Trustee shall not be required in any case to approve such Final Terms.

2.3  Constitution of Notes

Upon the issue of the Temporary Global Note, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4  Further legal opinions

After each anniversary of this Trust Deed and prior to the first issue of any Notes, on each occasion when a legal opinion is delivered to a Dealer pursuant to Clause 5.10 of the Dealer Agreement and on such other occasions as the Trustee so requests, the Issuer will procure, at no cost to the Trustee, that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee, provided that the Trustee shall not be required to approve the applicable legal opinions. In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3.  Covenant to Repay

3.1  Covenant to repay

The Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order of a court of competent jurisdiction) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest (which shall accrue from day to day) on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:

(a) every payment of principal, interest or other sum due in respect of such Notes or any of them made to the Principal Paying Agent in the manner provided in the Agency Agreement shall satisfy pro tanto, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders, Receiptholders or Couponholders (as the case may be) in accordance with the Conditions;

(b) if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders, Receiptholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Noteholders, Receiptholders, or Couponholders (as the case may be) under the Conditions; and

(c) in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or Receipt (as the case may be) interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 8 shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or Receiptholders (as the case may be) or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders or Receiptholders (as the case may be) provided that on further due presentation of the relevant Note or Receipt (as the case may be) such payment is in fact made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders in accordance with their respective interests.

3.2  Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 12 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(a) by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(i) to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; and/or

(ii) to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

(b) by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of Notes, Receipts and Coupons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1(a) to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the Issuer and the Guarantors) Clause 12.4 (Payments to Noteholders, Receiptholders and Couponholders) shall cease to have effect.

3.3  Interest on Floating Rate Notes and Index Linked Interest Notes following Event of Default

If Floating Rate Notes or Index Linked Interest Notes become immediately due and repayable under Condition 13 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes of the relevant Series become so due and repayable in accordance with Condition 13 (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4  Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5  Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

4.  Guarantee

4.1 The Guarantors hereby irrevocably and unconditionally and on a joint and several basis, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer, guarantee to the Trustee:

(a) the due and punctual payment in accordance with the provisions of this Trust Deed of the principal of and premium (if any) and interest on the Notes and of any other amounts payable by the Issuer under this Trust Deed; and

(b) the due and punctual performance and observance by the Issuer of each of the other provisions of this Trust Deed on the Issuer’s part to be performed or observed.

4.2 If the Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Guarantors shall cause each and every such payment to be made as if the Guarantors instead of the Issuer were expressed to be the primary obligor under this Trust Deed and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note, Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.

4.3 If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of this Trust Deed shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantors shall indemnify the Trustee and the Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantors under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

4.4 Each of the Guarantors hereby agrees that its obligations under this Clause shall be unconditional and that it shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under this Trust Deed, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of this Trust Deed have been modified, whether or not any time, indulgence, wavier, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders, Receiptholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 9 whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to any guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under this Trust Deed and this guarantee shall not be discharged nor shall the liability of a Guarantor under this Trust Deed be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

4.5 Without prejudice to the provisions of Clause 11 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantors in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

4.6 The Guarantors waive diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to this Trust Deed or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under this Trust Deed, shall not be discharged except by complete performance of the obligations in this Trust Deed and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantors or otherwise.

4.7 If any moneys shall become payable by the Guarantors under this guarantee the Guarantors shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a) in respect of any amounts paid by it under these guarantees, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b) in respect of any other moneys for the time being due to the Guarantors by the Issuer, claim payment thereof or exercise any other right or remedy.

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantors before payment in full of all amounts payable under this Trust Deed shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantors on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under this Trust Deed in accordance with Clause 7.

4.8 Until all amounts which may be or become payable by the Issuer under this Trust Deed have been irrevocably paid in full, the Trustee may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and

(b) hold in a suspense account any moneys received from the Guarantors or an account of the Guarantors’ liability under this guarantee, without liability to pay interest on those moneys.

5.  The Notes

5.1  Global Notes

(a) The Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall (save as may be specified in the relevant Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Notes in definitive form together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons, and where applicable Talons attached.

(b) Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.

All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

5.2  Notes in definitive form

Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2. Any Coupons, Receipts and Talons will also be security printed in accordance with the same requirements and will be attached to the Notes in definitive form at the time of issue. Notes in definitive form will be endorsed with the Conditions and shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).

5.3  Signature

The Global Notes and the Notes in definitive form will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent and if applicable, will be effectuated manually by or on behalf of the Common Safekeeper. The Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note or Note in definitive form he is no longer so authorised. Global Notes and Notes in definitive form so executed, duly authenticated and, if applicable, duly effectuated will be binding and valid obligations of the Issuer and title thereto shall pass by delivery.

5.4  Entitlement to treat holder as owner

The Issuer, the Guarantors, the Trustee and any Paying Agent may deem and treat the holder of any Note and the holder of any Receipt or Coupon as the absolute owner of such Note, Receipt or Coupon, as the case may be, free of any equity, set-off or counterclaim on the part of the Issuer or any Guarantor against the original or any intermediate holder of such Note, Receipt or Coupon (whether or not such Note, Receipt or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note, Receipt or Coupon) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Guarantors, the Trustee and any Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.5  Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

6.  Cancellation of Notes and Records

6.1 The Issuer shall procure that all Notes issued by it which are (a) redeemed or (b) purchased by or on behalf of the Issuer, a Guarantor or any Subsidiary and surrendered for cancellation or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 15 (Replacement of Notes, Receipts, Coupons and Talons) (together in each case, in the case of Definitive Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith), and all Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 15 (Replacement of Notes, Receipts, Coupons and Talons), shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(i) the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(ii) the serial numbers of such Notes in definitive form and Receipts;

(iii) the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(iv) the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(v) the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any Subsidiary and cancelled and the serial numbers of such Notes in definitive form and, in the case of Notes in definitive form, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(vi) the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii) the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Notes in definitive form bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which such missing unmatured Coupons appertained; and

(viii) the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within one month after the end of each calendar quarter during which any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2 The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption, any cancellation or any payment (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons,

(b) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.  Covenant to Comply with the Trust Deed

7.1  Covenant to comply with the Trust Deed

Each of the Issuer and each Guarantor severally covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes, the Receipts and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Guarantors, the Noteholders, the Receiptholders, the Couponholders and all persons claiming through or under them respectively. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

7.2  Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Issuer and each Guarantor under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

8.  Covenants by the Issuer and the Guarantors

So long as any of the Notes remains outstanding, the Issuer and the Guarantors will each:

(a) Books of account:  at all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer or, as the case may be, the relevant Guarantor to be prepared and, if the Trustee, in its sole opinion, determines that it is necessary to request access to such books of account, allow the Trustee and any person appointed by it, to whom the Issuer, the relevant Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection, free access to the same at all reasonable times during normal business hours and to discuss the same with responsible officers of the Issuer;

(b) Event of Default:  give notice in writing to the Trustee forthwith of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 5 (Negative Pledge) or of the occurrence of any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event and without waiting for the Trustee to take any further action;

(c) Certificate of Compliance:  provide to the Trustee within seven days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate, signed by two Authorised Signatories of the Issuer or, as the case may be, the relevant Guarantor certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer or, as the case may be, the relevant Guarantor has complied with its obligations under this Trust Deed and the Notes (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default, Potential Event of Default, Change of Control Put Event, Change of Control or other matter which could affect the ability of the Issuer or, as the case may be, the relevant Guarantor to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

(d) Financial statements:  send to the Trustee and to the Principal Paying Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the Issuer’s or, as the case may be, the relevant Guarantor’s consolidated annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer or, as the case may be, the relevant Guarantor in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders, Receiptholders and Couponholders at the Specified Offices of the Paying Agents as soon as practicable thereafter;

(e) Information:  so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require in accordance with its fiduciary duties and obligations to the Noteholders and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 8(c) (Certificate of Compliance) for the exercise of its duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(f) Notes held by Issuer and the Guarantors:  send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer or, as the case may be, the relevant Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the Issuer, the relevant Guarantor or any Subsidiary;

(g) Execution of further Documents:  so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

(h) Notices to Noteholders:  send or procure to be sent to the Trustee not less than three business days in London prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with Condition 19 (Notices) and not publish such notice without such approval (such approval not to be unreasonably withheld or delayed) and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

(i) Notification of non-payment:  use its reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes, Receipts or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons;

(j) Notification of late payment:  in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes, the Receipts or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made in accordance with Condition 19 (Notices);

(k) Notification of redemption or payment:  not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note, Receipt or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes, Receipts or Coupons accordingly;

(l) Tax or optional redemption:  if the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Conditions 10(b) and 10(c) and prior to the Issuer giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

(m) Obligations of Agents:  observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement and notify the Trustee immediately it becomes aware of any material breach or failure by an Agent in relation to the Notes, Receipts or Coupons and at all times maintain Paying Agents and a Calculation Agent in accordance with the Conditions;

(n) Change of taxing jurisdiction:  if before the Relevant Date for any Note, Receipt or Coupon the Issuer or any Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the

United Kingdom, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer or, as the case may be, the relevant Guarantor shall have become subject as aforesaid, such trust deed also to modify Condition 12 so that such Condition shall make reference to that other or additional territory;

(o) Listing:  at all times use reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant competent authority, stock exchange and/or quotation system on which they are admitted to listing, trading and/or quotation on issue as indicated in the relevant Final Terms or, if it is unable to do so having used all reasonable endeavours or, if the Trustee considers that the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use reasonable endeavours to obtain and maintain admission to listing, trading and/or quotation of the Notes on such other competent authority, stock exchange and/or quotation system as the Issuer and the Guarantors may (with the approval of the Trustee decide and give notice of the identity of such other competent authority, stock exchange or quotation system to the Noteholders;

(p) Authorised Signatories:  upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer and each Guarantor, together with certified specimen signatures of the same;

(q) Payments:  pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder; and

(r) Notification of amendment to Dealer Agreement:  notify the Trustee of any amendment to the Dealer Agreement.

(s) Auditor’s certificates:  cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant stock exchange;

(t) Further documents:  at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(u) Appointment and removal of Agents:  give notice to the Noteholders in accordance with Condition 19 (Notices) of any appointment, resignation or removal of any Paying Agent or Calculation Agent (other than the appointment of the initial Agents and Calculation Agent) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes, Receipts or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Calculation Agent or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(v) Subsidiaries:  procure its Subsidiaries to comply with all applicable provisions of Condition 10 (Redemption and Purchases);

(w) Documents available for inspection:  use reasonable endeavours to procure that each Paying Agent makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of this Trust Deed, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer and the Guarantors;

(x) U.S. Paying Agent:  if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 19 (Notices);

(y) Dealer Agreement:  promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Dealer Agreement;

(z) List of Material Subsidiaries:  give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (c) above, a certificate signed by two Authorised Signatories of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of the Issuer which as at the date hereof, as at the Certified Date (as defined in paragraph (c) above) of the relevant certificate given under paragraph (c) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Issuer became available were Material Subsidiaries for the purposes of Condition 13 (Events of Default);

(aa) Change in Material Subsidiaries:  give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Material Subsidiary, a certificate by two Authorised Signatories of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(bb) Coupons:  upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Issuer, the Guarantors or any other Subsidiary of the Issuer;

(cc) Legal Opinions:  prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(dd) Euroclear and Clearstream:  use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee as soon as practicable after such request; and

(ee) Notice of rating downgrade:  promptly notify the Trustee upon becoming aware that any of the ratings assigned to the Notes has been downgraded or withdrawn.

9.  Amendments and Substitution

9.1  Waiver

Without prejudice to Clause 9.4, the Trustee may, without any consent or sanction of the Noteholders, Receiptholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer or any Guarantor of any of the covenants or provisions contained in this Trust Deed or the Notes, Receipts or Coupons (other than a proposed breach or breach relating to the subject of a Reserved Matter) or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 20 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 6.

9.2  Modifications

Without prejudice to Clause 9.4, the Trustee may from time to time and at any time without any consent or sanction of the Noteholders, Receiptholders or Couponholders concur with the Issuer and the Guarantors in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 6 or any provision of this Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 19 (Notices).

9.3  Substitution

(a) Procedure:  Without prejudice to Clause 9.4, the Trustee may (1) without the consent of the Noteholders, the Receiptholders or the Couponholders, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of a Guarantor or its successor in business or any Subsidiary of the Issuer (hereinafter called the Substituted Obligor) as the principal debtor under this Trust Deed in relation to the Notes, Receipts, and Coupons of any Series and under the Notes, Receipts and Coupons of that Series and (2) without the consent of the Noteholders, the Receiptholders or the Couponholders, agree to the substitution of any Subsidiary of any Guarantor (also a Substituted Obligor) in place of a Guarantor (or any previous substitute under this Clause) as the guarantor under this Trust Deed in relation to the Notes, Receipts and Coupons of any Series and under the Notes, Receipts and Coupons of that Series, in each case provided that:

(i) a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes, the Receipts and the Coupons (with any consequential amendments which the Trustee may deem appropriate) as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes, the Receipts and the Coupons as the principal debtor in place of the Issuer or, as the case may be, as the guarantor in place of the relevant Guarantor (or of any previous substitute under this Clause);

(ii) the Issuer, the Guarantors and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective and comply with such other requirements as the Trustee may direct in the interests of the Noteholders, the Receiptholders and the Couponholders;

(iii) an unconditional and irrevocable guarantee in form and substance satisfactory to the Trustee shall have been given (x) in the case of the substitution of the Issuer as provided in (1) above, by the Issuer and each of the Guarantors or, if one of the Guarantors or its successor in business has become the Substituted Obligor, by the Issuer and the remaining Guarantor or (y) in the case of the substitution of a Guarantor as provided in (2) above, by each of the Guarantors, of the obligations of the Substituted Obligor under this Trust Deed and the Notes;

(iv) the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor or, as the case may be, as a guarantor in respect of this Trust Deed and the Notes, the Receipts and the Coupons in place of the Issuer and/or, as the case may be, the Guarantors or the relevant Guarantor (or such previous substitute as aforesaid) and (ii) the Issuer and/or, as the case may be, the Guarantors or the relevant Guarantor has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as referred to in sub-clause (c) and (iii) such approvals and consents are at the time of substitution in full force and effect;

(v) (without prejudice to the generality of the preceding sub-clauses of this sub-clause 9.3(a)) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the Substituted Territory) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer or, as the case may be, the relevant Guarantor is subject generally (the Issuer’s Territory), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 (Taxation) with the substitution for the reference in that Condition to the Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Notes, Receipts and Coupons will be interpreted accordingly;

(vi) without prejudice to the rights of reliance of the Trustee under sub-clause 9.3(d) (Directors’ certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders;

(vii) the Rating Agency has confirmed in writing to the Trustee that the substitution of the Substituted Obligor will not result in:

(A) in respect of any Series of Notes which is not specifically rated by any rating agency, a downgrading of the then current credit rating of any rating agency applicable to the class of debt represented by the Notes; or

(B) in respect of any Series of Notes which is specifically rated by any rating agency, a downgrading of the then current credit rating applicable to such Series of Notes by such rating agency;

(b) Change of law:  in connection with any proposed substitution of the Issuer or any Guarantor or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

(c) Extra duties:  the Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

(d) Directors’ certification:  if any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer or, as the case may be, the relevant Guarantor (or of any previous substitute under this Clause);

(e) Interests of Noteholders:  in connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and no Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer or, as the case may be, the relevant Guarantor any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;

(f) Release of Issuer or, as the case may be, the relevant Guarantor:  any agreement by the Trustee pursuant to sub-clause 9.3(a) (Procedure) shall, if so expressed, operate to release the Issuer or, as the case may be, the relevant Guarantor (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor or, as the case may be, as guarantor, in respect of the Notes, Receipts and Coupons and this Trust Deed (but without prejudice to its liabilities under any guarantee given pursuant to sub-clause 9.3(c)). Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

(g) Completion of substitution:  upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes, Receipts and Coupons as the principal debtor in place of the Issuer or, as the case may be, the guarantor in place of the relevant Guarantor (or in each case of any previous substitute under this Clause) and this Trust Deed, the Notes, the Receipts and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes, Receipts and Coupons to the Issuer or, as the case may be, the relevant Guarantor shall be deemed to be references to the Substituted Obligor.

9.4  Rating Confirmations

For the purposes of determining whether or not the exercise by the Trustee of any of its trusts, powers, authorities, duties and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), is materially prejudicial to the interests of the Noteholders of any Series of Notes, the Trustee shall be entitled to rely on (but is not bound by) any S&P or any Substituted Rating Agency confirmation received in respect thereof.

10.  Breach

Any breach of or failure to comply by the Issuer or the Guarantors with any such terms and conditions as are referred to in Clauses 8 and 9 shall constitute a default by the Issuer or the Guarantors (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to this Trust Deed.

11.  Enforcement

11.1  Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer and the Guarantors as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings or any other action under this Trust Deed or the Notes unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-fifth in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may thereby become liable and all Liabilities incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders, Receiptholders, or Couponholders. Only the Trustee may enforce the provisions of the this Trust Deed and the Notes, Receipts and Coupons and no Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer and/or any Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

11.2  Evidence of default

Proof that:

(a) as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;

(b) as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and

(c) as regards any Talon, the Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Talons which are then available for exchange, and for the purposes of Subclauses 11.2(a) and 11.2(b) a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

12.  Application of Moneys

12.1	Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under the Conditions shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under this Trust Deed from the Issuer or, as the case may be, the Guarantors to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee on trust to apply them (subject to Clause 12.2 (Investment of moneys):

(a) first, in payment or satisfaction of those Liabilities incurred by the Trustee or any Appointee in the preparation, maintenance and execution of the trusts of this Trust Deed (including remuneration and any additional remuneration of the Trustee);

(b) secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

(c) thirdly, the balance (if any) in payment to the Issuer (without prejudice to, or liability in respect of, any question as to how such payments shall be dealt with as between the Issuer and the Guarantors and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 14 (Prescription), the Trustee will hold such moneys on the above trusts.

12.2	Investment of moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 12.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

12.3	Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest that would be payable by it on such deposit to an independent customer.

12.4  Payment to Noteholders, Receiptholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with Condition 19 (Notices) of the date fixed for any payment under Clause 12.1 (Application of Moneys). Any payment to be made in respect of the Notes, Receipts or Coupons of any Series by the Issuer, any Guarantor or the Trustee may be made in the manner provided in Condition 11 (Payments), the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge of such payment to the extent of such payment by the Issuer, the relevant Guarantor or the Trustee (as the case may be).

12.5  Production of Notes, Receipts and Coupons

Upon any payment under Clause 12.4 (Payment to Noteholders, Receiptholders and Couponholders) of principal or interest, the Note, Receipt or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall in respect of a Note, Receipt or Coupon (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Temporary Global Note or an NGN Permanent Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Note, Receipt or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

12.6  Noteholders to be treated as holding all Receipts and Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary assume that each Noteholder is the holder of all Receipts, Coupons and Talons appertaining to each Note of which he is the holder.

12.7  Regulated Activities

Notwithstanding anything in this Trust Deed to the contrary, the Trustee shall not be required to do anything which might constitute a regulated activity for the purpose of the FSMA, unless it is authorised under the FSMA to do so.

The Trustee shall have the discretion at any time (i) to delegate any of the functions which fall to be performed by an authorised person under the FSMA to any agent or person which has the necessary authorisations and licences and (ii) to apply for authorisation under the FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

13.	Terms of Appointment

By way of supplement to the Trustee Acts, it is expressly declared as follows:

13.1	Reliance on Information

(a) Advice:  the Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, any Guarantor, any Subsidiary or any Agent) and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, email or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b) Certificate of Directors or Authorised Signatories:  the Trustee may call for and shall be at liberty to accept a certificate signed by two Directors and/or two Authorised Signatories of the Issuer or any Guarantor, as the case may be, or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer or the relevant Guarantor, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying expedient, as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

(c) Certificate of Auditors:  a certificate of the Auditors of the Issuer that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantors, the Trustee, the Noteholders, the Receiptholders and the Couponholders;

(d) Resolution or direction of Noteholders:  the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or in the case of a Written Resolution in writing or a direction or a request it was not signed by the requisite number of Noteholders or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders, the Receiptholders and the Couponholders;

(e) Reliance on certification of clearing system:  the Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;

(f) Noteholders as a class:  whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 12 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed;

(g) Trustee not responsible for investigations:  the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

(h) No obligation to monitor:  the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(i) Notes held by the Issuer:  in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or any Guarantor under sub-clause 8(f) (Notes held by Issuer and the Guarantors), that no Notes are for the time being held by or for the benefit of the Issuer, any Guarantor or any Subsidiary;

(j) Forged Notes:  the Trustee shall not be liable to the Issuer, any Guarantor or any Noteholder, Receiptholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon as such and subsequently found to be forged or not authentic;

(k) Events of Default:  the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default, or Potential Event of Default, Change of Control or Change of Control Put Event has happened and that the Issuer and each Guarantor is observing and performing all the obligations on its part contained in the Notes, Receipts and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

(l) Legal Opinions:  the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby;

(m) Authorised Amount:  the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Authorised Amount;

(n) Trustee not Responsible:  the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

(o) Freedom to Refrain:  notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(p) Right to Deduct or Withhold:  notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed; and

(q) Reliance by Trustee:  any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

13.2	Trustee’s powers and duties

(a) Trustee’s determination:  The Trustee may determine whether or not a default in the performance or observance by the Issuer or any Guarantor of any obligation under the provisions of this Trust Deed or contained in the Notes, Receipts or Coupons is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders, the Receiptholders and the Couponholders;

(b) Determination of questions:  the Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders, the Receiptholders and the Couponholders;

(c) Trustee’s discretion:  the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all Liabilities which it may incur by so doing;

(d) Trustee’s consent:  any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For any avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence;

(e) Conversion of currency:  where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Issuer, the Guarantors, the Noteholders, the Receiptholders and the Couponholders;

(f) Application of proceeds:  the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Notes in definitive form, the exchange of any Permanent Global Note for Notes in definitive form or the delivery of any Note, Receipt or Coupon to the persons entitled to them;

(g) Error of judgment:  the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

(h) Agents:  the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(i) Delegation:  the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

(j) Custodians and nominees:  the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

(k) Maintenance of ratings:  the Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder, Receiptholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency;

(l) Confidential information:  the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder confidential information or other information made available to the Trustee by the Issuer or any Guarantor in connection with this Trust Deed and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and

(m) Responsibility for loss:  the Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything properly done or properly omitted to be done by it in accordance with the provisions of this Trust Deed.

13.3	Financial matters

(a) Professional charges:  Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(b) Expenditure by the Trustee:  nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it; and

(c) Trustee may enter into financial transactions with the Issuer and Guarantors:  no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer, any Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer, any Guarantor, or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary, any Guarantor or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Receiptholders, the Couponholders, the Issuer, any Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer, any Guarantor or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

13.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13.5	Trustee Liability

(a) Nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

(b) Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, goodwill, reputation, business opportunity or anticipated saving), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust or otherwise; provided however, that this clause shall not be deemed to apply in the event of a determination of fraud on the part of the Trustee in a judgement by a court having jurisdiction.

14.	Costs and Expenses

14.1	Remuneration

(a) Normal remuneration:  The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders, Receiptholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note, Receipt or Coupon or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is made).

(b) Extra remuneration:  In the event of the occurrence of an Event of Default, a Potential Event of Default, a Change of Control or a Change of Control Put Event or the Trustee considering it expedient or necessary or being requested by the Issuer or any Guarantor to undertake duties which the Trustee and the Issuer or such Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(c) Value added tax:  The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

(d) Failure to agree:  In the event of the Trustee and the Issuer failing to agree:

(i) (in a case to which sub-clause 14.1(a) applies) upon the amount of the remuneration; or

(ii) (in a case to which sub-clause 14.1(b) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the

President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer.

(e) Expenses:  The Issuer shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

(f) Indemnity:  Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him in the preparation or execution or purported execution of any of its or his trusts, powers authorities and discretions under this Trust Deed or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to the Trust Deed or any such appointment (including all Liabilities incurred in disputing or defending the foregoing). The Trustee may use reasonable endeavours to provide to the Issuer written evidence of any Liabilities referred to in this Clause.

(g) Payment of amounts due:  All amounts due and payable pursuant to sub clauses 14.1(e) (Expenses) and 14.1(f) (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Trustee; the rate of interest applicable to such payments shall be one per cent. per annum above the base rate from time to time of HSBC Bank plc and interest shall accrue:

(i) in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand;

(ii) in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 14.1(g) (Payment of amounts due) from the due date thereof.

(h) Apportionment of expenses:  The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the

Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

(i) Discharges:  Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 13.5(a) (Costs and Expenses) shall continue in full force and effect notwithstanding such discharge.

(j) Payments:  All payments to be made by the Issuer to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amount as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required.

14.2	Stamp duties

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar fees, duties or taxes (if any), including interest and penalties, payable on or in connection with (a) the constitution and issue of the Notes, Receipts and Coupons, (b) the initial delivery of the Notes, (c) any action taken by the Trustee (or any Noteholder, Receiptholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution and delivery of this Trust Deed. If the Trustee (or any Noteholder, Receiptholder, or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Note is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

14.3	Exchange rate indemnity

(a) Currency of Account and Payment:  The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with this Trust Deed, the Notes, the Receipts and the Coupons including damages;

(b) Extent of Discharge:  an amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer or any Guarantor or otherwise) by the Trustee or any Noteholder, Receiptholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only discharge the Issuer or any Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so);

(c) Indemnity:  if that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Receipts or the Coupons, the Issuer and the Guarantor will indemnify the Trustee or any Noteholder, Receiptholder or Couponholder against any Liability sustained by it as a result. In any event, the Issuer and the Guarantor will indemnify the recipient against the cost of making any such purchase; and

(d) any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

14.4	Indemnities separate

The indemnities in this Clause 13.5(a) constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder, Receiptholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes, the Receipts or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 14.3(c) (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuer or any Guarantor or its liquidator or liquidators.

15.	Appointment and Retirement

15.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such Extraordinary Resolution, the Trustee shall be entitled to appoint a

Trust Corporation as trustee of this Trust Deed, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

15.2	Co-trustees

Notwithstanding the provisions of Clause 15.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer and the Guarantors but without the consent of the Issuer or the Guarantors or the Noteholders, the Receiptholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a) if the Trustee considers such appointment to be in the interests of the Noteholders, the Receiptholders or the Couponholders; or for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

(b) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

15.3	Attorneys

The Issuer and each Guarantor hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

15.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than 60 days’ notice in writing to the Issuer without assigning any reason thereof and without being responsible for any Liabilities occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its reasonable endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 15.4, the Trustee shall be entitled to procure forthwith a new trustee.

15.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

15.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes, the Receipts or the Coupons.

15.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

16.	Notices

16.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

(a) Issuer: if to the Issuer, to it at:

InterContinental Hotels Group PLC
Broadwater Park
Denham
Buckinghamshire UB9 5HR
Fax: 01895 512 101
Attention: The General Counsel and Company Secretary

(b) Guarantors: if to the Guarantors, to them c/o the Issuer

(c) Trustee: if to the Trustee, to it at:

HSBC Corporate Trustee Company (UK) Limited
8 Canada Square
London E14 5HQ
Fax: +44 20 7991 4350

Attention: CTLA Trustee Service Administration

16.2	Effectiveness

Every notice or other communication sent in accordance with Clause 15.1 shall be effective as follows:

(a) Letter or fax:  if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

(b) Telex:  if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission;

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

16.3	No Notice to Couponholders or Receiptholders

Neither the Trustee nor the Issuer nor any Guarantor shall be required to give any notice to the Couponholders or Receiptholders for anypurpose under this Trust Deed and the Couponholders and Receiptholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 19.

17.	Law and Jurisdiction

17.1	Governing law

This Trust Deed and the Notes, and any non-contractual obligations arising out of or in connection with this Trust Deed and the Notes, are governed by English law.

17.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a Dispute), arising out of or in connection with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes or any non-contractual obligation arising out of or in connection with them) or the consequences of their nullity.

17.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

18.	Severability

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

20.	Counterparts

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions which, as supplemented, amended and/or replaced by the relevant Final Terms, will be endorsed on each Note in definitive form issued under the Programme. The terms and conditions applicable to any Note in global form will differ from those terms and conditions which would apply to the Note were it in definitive form to the extent described under “Summary of Provisions Relating to the Notes while in Global Form” below.

1.	Introduction

(a) Programme

InterContinental Hotels Group PLC (the “Issuer”) has established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to £750,000,000 in aggregate principal amount of notes (the “Notes”) unconditionally and irrevocably guaranteed by Six Continents Limited (“Six Continents”) and by InterContinental Hotels Limited (“InterContinental” and, together with Six Continents, each a “Guarantor” and together, the “Guarantors”).

(b) Final Terms

Notes issued under the Programme are issued in series (each a “Series”) and each Series may comprise one or more tranches (each a “Tranche”) of Notes. Each Tranche is the subject of final terms (the “Final Terms”) which supplements these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by the relevant Final Terms. In the event of any inconsistency between these Conditions and the relevant Final Terms, the relevant Final Terms shall prevail.

(c) Trust Deed

The Notes are constituted by, have the benefit of and are in all respects subject to a trust deed dated 27 November 2009 (the “Trust Deed”) between the Issuer, the Guarantors and HSBC Corporate Trustee Company (UK) Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below).

(d) Agency Agreement

The Notes are the subject of an issue and paying agency agreement dated 27 November 2009 (the “Agency Agreement”) between the Issuer, the Guarantors, HSBC Bank plc as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes) and the Trustee.

(e) Guarantees

Each of the Guarantors has in the Trust Deed given an unconditional and irrevocable guarantee (each a “Guarantee” and together, the “Guarantees”) on a joint and several basis for the due payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Notes and the Coupons.

(f) The Notes

All subsequent references in these Conditions to “Notes” are to the Notes which are the subject of the relevant Final Terms. Copies of the relevant Final Terms are available for viewing during normal business hours and copies may be obtained from the Specified Office(s) of the Paying Agent(s), the initial Specified Office of the Principal Paying Agent being set out at the end of these Conditions.

(g) Summaries

Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The holders of the Notes (the “Noteholders”) and the holders of the related interest coupons, if any, (the “Couponholders” and the “Coupons”, respectively) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Office(s) of the Paying Agent(s).

2.	Interpretation

(a) Definitions

In these Conditions the following expressions have the following meanings:

“Accrual Yield” has the meaning given in the relevant Final Terms;

“Additional Business Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Financial Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Rating Agency” means Moody’s and Fitch;

“Borrowings” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on redemption) of the Financial Indebtedness of members of the Group, other than:

(a) any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness;

(b) any Project Finance Indebtedness; and

(c) any indebtedness referred to in paragraphs (f)(ii), (i) and (j) of the definition of Financial Indebtedness except, in the case of paragraphs (i) and (j), to the extent any such obligation or liability specified in such paragraphs has been provided for in the annual audited consolidated financial statements or interim unaudited consolidated financial statements of the Group or is disclosed as a contingency in the notes thereto and is quantified, and deducting, to the extent included, amounts attributable to interests of third parties in members of the Group.

For this purpose, any amount outstanding or repayable in a currency other than U.S.$ shall on that day be taken into account in its U.S.$ equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with IFRS as applicable to the Original Financial Statements;

“Business Day” means:

(a) in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre; and

(b) in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in London, in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

“Business Day Convention”, in relation to any particular date, has the meaning given in the relevant Final Terms and, if so specified in the relevant Final Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(a) “Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day;

(b) “Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c) “Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(d) “FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred, provided, however, that:

(i) if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii) if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(iii) if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(e) “No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

“Calculation Agent” means the Principal Paying Agent or such other Person specified in the relevant Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Final Terms;

“Calculation Amount” has the meaning given in the relevant Final Terms;

a “Change of Control” will be deemed to have occurred if:

(a) any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Issuer; or

(b) any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006) whose shareholders are or are to be substantially similar to the pre-existing shareholders of any direct or indirect holding company of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of any direct or indirect holding company of the Issuer or (B) shares in the capital of any direct or indirect holding company of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the any such direct or indirect holding company of the Issuer;

“Change of Control Optional Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Change of Control Optional Redemption Date” has the meaning given in the relevant Final Terms;

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration);

a “Change of Control Put Event” will be deemed to occur if a Change of Control has occurred and:

(a) on the Relevant Announcement Date, the Notes carry from any Rating Agency:

(i) an investment grade credit rating (Baa3/BBB-, or equivalent, or better), and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a Non-Investment Grade Rating or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(ii) a Non-Investment Grade Rating and such rating from any Rating Agency is, within the Change of Control Period, either downgraded by one or more notches (by way of example, Bal to Ba2 being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or

(iii) no credit rating and a Negative Rating Event also occurs within the Change of Control Period, provided that if, at the time of the occurrence of the Change of Control, the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then subparagraph (i) will apply; and

(b) in making any decision to downgrade or withdraw a credit rating pursuant to paragraphs (i) and (ii) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of “Negative Rating Event”, the relevant Rating Agency announces publicly or confirms in writing to the Issuer or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement;

“Change of Control Put Event Notice” means the notice to be given pursuant to Condition 10(f) (Change of Control redemption) by the Issuer or, as the case may be, the Trustee to the Noteholders in accordance with Condition 19 (Notices) specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option;

“Change of Control Put Option” means the option of the Noteholders exercisable pursuant to Condition 10(f) (Change of Control redemption);

“Change of Control Put Period” means the period of 45 days after a Change of Control Put Event Notice is given;

“Consolidated Gross Assets” means the consolidated current assets plus consolidated non-current assets of the Group;

“Coupon Sheet” means, in respect of a Note, a coupon sheet relating to the Note;

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (the “Calculation Period”), such day count fraction as may be specified in these Conditions or the relevant Final Terms and:

(a) if “Actual/Actual (ICMA)” is so specified, means:

(i) where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(ii) where the Calculation Period is longer than one Regular Period, the sum of: (A) the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and (B) the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;

(b) if “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(c) if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(d) if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(e) if “30/360” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

[360×(Y2−Y1)+[30×(M2−M1)]+(D2−D1)
Day Count Fraction =
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30”;

(f) if “30E/360” or “Eurobond Basis” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

[360×(Y2−Y1)+[30×(M2−M1)]+(D2−D1)
Day Count Fraction =
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D will be 30; and

(g) if “30E/360 (ISDA)” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

[360×(Y2−Y1)+[30×(M2−M1)]+(D2−D1)
Day Count Fraction =
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30,

PROVIDED, HOWEVER, THAT in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;

“Early Redemption Amount (Tax)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Early Termination Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Final Terms;

“EBITDA” means, in relation to any Relevant Period, the total consolidated operating profit of the Group for that Relevant Period:

(a) before taking into account:

(i) Net Interest Payable;

(ii) Tax; and

(iii) all exceptional items; and

(b) after adding back all amounts provided for depreciation and amortisation; and

(c) deducting, to the extent included, amounts attributable to interests of third parties in members of the Group;

“Extraordinary Resolution” has the meaning given in the Trust Deed;

“Final Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Financial Indebtedness” means any indebtedness (without double counting) for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock, commercial paper or any similar instrument (entered into or issued primarily as a method of raising finance);

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f) any amount:

(i) raised under any other transaction (including any forward sale or purchase agreement) required by IFRS to be shown as a borrowing in the audited consolidated balance sheet of the Group; or

(ii) raised under any other transaction entered into primarily as a method of raising finance not required by IFRS to be shown as a borrowing in the audited consolidated balance sheet of the Group;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h) shares which are expressed to be redeemable prior to 2 May 2013;

(i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; and

(j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

but excluding indebtedness owing by a member of the Group to another member of the Group;

“First Interest Payment Date” means the date specified in the relevant Final Terms;

“Fitch” means Fitch Ratings Ltd. or any successor;

“Fixed Coupon Amount” has the meaning given in the relevant Final Terms;

“Group” means the Issuer and its Subsidiaries for the time being;

“Guarantee” and “Guarantees” have the meaning stated in Condition 1(e);

“Guarantor” and “Guarantors” have the meaning stated in Condition 1(a);

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit;

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms;

“Interest Payment Date” means the First Interest Payment Date and any date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:

(a) as the same may be adjusted in accordance with the relevant Business Day Convention; or

(b) if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date;

“ISDA Definitions” means the 2006 ISDA Definitions (as amended and updated as at the date of issue of the first Tranche of the Notes of the relevant Series (as specified in the relevant Final Terms) as published by the International Swaps and Derivatives Association, Inc.);

“Issue Date” has the meaning given in the relevant Final Terms;

“Margin” has the meaning given in the relevant Final Terms;

“Material Subsidiary” means, at any time, any Subsidiary of the Issuer:

(a) whose gross assets represent 10 per cent. or more of Consolidated Gross Assets or whose EBITDA represents 5 per cent. or more of consolidated EBITDA of the Group, in each case, as calculated by reference to the latest financial statements of such Subsidiary (which shall be audited if such statements are prepared by that Subsidiary) and the latest audited consolidated financial statements of the Group adjusted in such manner as the auditors of the Issuer may determine (which determination shall be conclusive in the absence of manifest error) (i) to reflect the gross assets and EBITDA of any person which has become or ceased to be a member of the Group since the end of the financial year to which the latest audited consolidated financial statements of the Group relate where such adjustment is requested by the Issuer and (ii) so that for the purposes of this definition, the gross assets of the relevant Subsidiary shall be calculated on the same basis as Consolidated Gross Assets are calculated and/or, as the case may be, EBITDA of the relevant Subsidiary shall be calculated on the same basis as consolidated EBITDA for the Group (but, in each case, relating only to the relevant Subsidiary) and making such adjustments and eliminations as are required to show the same as the contribution of the relevant Subsidiary to Consolidated Gross Assets and/or, as the case may be, consolidated EBITDA of the Group; or

(b) to which is transferred all or substantially all of the business, undertaking or assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall cease to be a Material Subsidiary and the transferee Subsidiary shall become a Material Subsidiary under this sub-paragraph (b) upon the completion of such transfer;

Any determination made by the auditors of the Issuer as to whether a Subsidiary of the Issuer is or is not a Material Subsidiary at any time shall be conclusive in the absence of manifest error. The Trustee may rely on a report of the auditors of the Issuer, whether or not addressed to the Trustee, that, in their opinion, a Subsidiary is a Material Subsidiary, without liability to any person and without further enquiry or evidence, notwithstanding that such report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the auditors of the Issuer and notwithstanding that the scope and/or basis of such a report may be limited by any engagement or similar letter or by the terms of the report itself.

“Maturity Date” has the meaning given in the relevant Final Terms;

“Maximum Redemption Amount” has the meaning given in the relevant Final Terms;

“Minimum Redemption Amount” has the meaning given in the relevant Final Terms;

“Moody’s” means Moody’s Investors Service, Inc. or any successor;

a “Negative Rating Event” shall be deemed to have occurred if at such time as there is no rating assigned to the Notes by a Rating Agency (i) the Issuer does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes, or any other unsecured and unsubordinated debt of the Issuer or (ii) if the Issuer does so seek and use such endeavours, it is unable to obtain such a rating of at least investment grade by the end of the Change of Control Period;

“Net Interest Payable” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges accrued by the Group in that Relevant Period in respect of Borrowings including:

(a) the interest element of leasing and hire purchase payments;

(b) commitment fees, commissions and guarantee fees; and

(c) amounts in the nature of interest payable in respect of any shares other than equity share capital,

adjusted (but without double counting) by:

(i) deducting interest income of the Group in respect of that Relevant Period;

(ii) adding back the net amount payable (or deducting the net amount receivable) by members of the Group in that Relevant Period as a result of close-out or termination of any interest or (so far as they relate to interest) currency hedging activities;

(iii) adding back the amount payable as a premium on any bond buy-back by members of the Group in that Relevant Period;

(iv) deducting, to the extent included, the amount payable by members of the Group in that Relevant Period for arrangement or related fees in respect of Borrowings (to include, for the avoidance of doubt, underwriting, syndication and fees of a similar nature); and

(v) deducting, to the extent included, the amount of interest and other finance charges attributable to interests of third parties in members of the Group and adjusting, as appropriate, the additions or deductions specified in paragraphs (i) to (iv) (inclusive) above as a consequence of interests of third parties in members of the Group, but shall exclude in relation to the Relevant Period (A) net mark-to-market gains or losses on revaluation of financial instruments, and (B) for the avoidance of doubt, any amount of interest paid to the Group’s loyalty programme on the accumulated balance of cash received in advance of the redemption of loyalty points awarded;

“Non-Investment Grade Rating” means a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse);

“Optional Redemption Amount (Call)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Amount (Put)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Date (Call)” has the meaning given in the relevant Final Terms;

“Optional Redemption Date (Put)” has the meaning given in the relevant Final Terms;

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial period ended 31 December 2008;

“Participating Member State” means a Member State of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

“Paying Agents” means the Principal Paying Agent and any substitute or additional paying agents appointed in accordance with the Agency Agreement and a “Paying Agent” means any of them;

“Payment Business Day” means:

(a) if the currency of payment is euro, any day which is:

(i) a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(ii) in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or

(b) if the currency of payment is not euro, any day which is:

(i) a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(ii) in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in London, the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency, PROVIDED, HOWEVER, THAT:

(a) in relation to euro, it means the principal financial centre of such Participating Member State of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(b) in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

“Project Finance Indebtedness” means Financial Indebtedness (in respect of which Security has been given) incurred by a member of the Group (a “Project Group Member”) for the purposes of financing the acquisition, construction, development and/or operation of an asset (a “Project Asset”) where the provider of the Financial Indebtedness has no recourse against any member of the Group, except for recourse to:

(a) the Project Asset of the Project Group Member or receivables arising from the Project Asset;

(b) a Project Group Member for the purpose of enforcing Security given by it so long as:

(i) the recourse is limited to recoveries in respect of the Project Asset; and

(ii) if the Project Asset does not comprise all or substantially all of the business of that Project Group Member, the provider of the Financial Indebtedness does not have the right to take any steps towards its winding up or dissolution or the appointment of a liquidator, administrator, receiver or similar officer or person, other than in respect of the Project Asset or receivables arising therefrom; or

(c) a member of the Group to the extent only of its shareholding in a Project Group Member;

“Project Group Member” has the meaning given to it in the definition of Project Finance Indebtedness provided that the principal assets and business of such member of the Group is constituted by Project Assets and it has no other Financial Indebtedness except Project Finance Indebtedness;

“Put Option Notice” means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder pursuant to Condition 10(e) (Redemption at the option of Noteholders);

“Put Option Receipt” means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;

“Rating Agency” means S&P or any of its respective successors or any Substitute Rating Agency and, for the purposes of Condition 10(f), includes any Additional Rating Agency;

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Final Terms;

“Reference Banks” has the meaning given in the relevant Final Terms or, if none, four major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate;

“Reference Price” has the meaning given in the relevant Final Terms;

“Reference Rate” has the meaning given in the relevant Final Terms;

“Regular Period” means:

(a) in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(b) in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(c) in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

“Relevant Announcement Date” means the date that is the earlier of (a) the date of the first public announcement of the relevant Change of Control and (b) the date of the earliest Relevant Potential Change of Control Announcement (if any);

“Relevant Date” means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Principal Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Financial Centre” has the meaning given in the relevant Final Terms;

“Relevant Indebtedness” means (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which have an initial stated maturity of not less than one year and which are or are of a type which is customarily quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market, and (ii) any guarantee or indemnity in respect of any such indebtedness;

“Relevant Period” means:

(a) each financial year of the Issuer; and

(b) each period beginning on the first day of the second half of a financial year of the Issuer and ending on the last day of the first half of its next financial year;

“Relevant Potential Change of Control Announcement” means any public announcement or statement by or on behalf of the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs;

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

“Relevant Time” has the meaning given in the relevant Final Terms;

“Reserved Matter” means any proposal:

(a) to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity;

(b) to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 7.3 of the Trust Deed);

(c) to change the currency in which amounts due in respect of the Notes are payable;

(d) to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(e) to amend this definition;

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. or any successor;

“Security” means a mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance entered into for the purpose of securing any obligation of any person;

“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

“Specified Currency” has the meaning given in the relevant Final Terms;

“Specified Denomination(s)” has the meaning given in the relevant Final Terms;

“Specified Office” has the meaning given in the Agency Agreement;

“Specified Period” has the meaning given in the relevant Final Terms;

“Subsidiary” means any company where the Issuer:

(a) holds a majority of the voting rights in the company or

(b) is a member of the company and has the right to appoint or remove a majority of its board of directors, or

(c) is a member of the company and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it,

or if the company is a subsidiary of a company that is itself a subsidiary of the Issuer;

“Substitute Rating Agency” means any rating agency of international standing substituted for the Rating Agency by the Issuer from time to time with the prior written approval of the Trustee, such approval not to be unreasonably withheld or delayed;

“Talon” means a talon for further Coupons;

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

“TARGET Settlement Day” means any day on which TARGET2 is open for the settlement of payments in euro;

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure by the Issuer to pay or any delay in paying by the Issuer any of the same);

“Treaty” means the Treaty establishing the European Communities, as amended;

“Wholly-Owned Subsidiary” means any Person in which the Issuer, and/or one or more of its Wholly-Owned Subsidiaries, controls, directly or indirectly, all of the stock with ordinary voting power to elect the board of directors of that Person; and

“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.

(b) Interpretation

In these Conditions:

(i) if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

(ii) if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

(iii) if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv) any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 12 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(v) any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 12 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;

(vi) references to Notes being “outstanding” shall be construed in accordance with the Trust Deed;

(vii) if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Final Terms, but the relevant Final Terms gives no such meaning or specifies that such expression is “not applicable” then such expression is not applicable to the Notes; and

(viii) any reference to the Agency Agreement or the Trust Deed shall be construed as a reference to the Agency Agreement or the Trust Deed, as the case may be, as amended and/or supplemented up to and including the Issue Date of the Notes.

3.	Form, Denomination and Title

The Notes are in bearer form in the Specified Denomination(s) with Coupons and, if specified in the relevant Final Terms, Talons attached at the time of issue. In the case of a Series of Notes with more than one Specified

Denomination, Notes of one Specified Denomination will not be exchangeable for Notes of another Specified Denomination. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such holder. No person shall have any right to enforce any term or condition of any Note or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

4.	Status of the Notes and Guarantees

The Notes and Coupons constitute direct, general, unsubordinated and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

The payment obligations of the Guarantors rank pari passu with all other present and future unsecured obligations of the Guarantors, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5.	Negative Pledge

So long as any of the Notes remains outstanding neither the Issuer nor any Guarantor nor any Material Subsidiary will create or have outstanding any Security Interest upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Issuer or any Guarantor or any Material Subsidiary to secure any Relevant Indebtedness, unless the Issuer or, as the case may be, such Guarantor or such Material Subsidiary, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that:

(a) all amounts payable by it under the Notes, the Coupons and the Trust Deed are secured by the Security Interest equally and rateably with the Relevant Indebtedness to the satisfaction of the Trustee; or

(b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee in its absolute discretion deems not materially less beneficial to the interest of the Noteholders or (B) as is approved by an Extraordinary Resolution (which is defined in the Trust Deed as a resolution duly passed by a majority of not less than three-quarters of the votes cast thereon at a meeting of the Noteholders or by a resolution in writing signed by or on behalf of the holders of not less than three quarters of the nominal amount of the Notes) of the Noteholders.

6.	Fixed Rate Note Provisions

(a) Application

This Condition 6 is applicable to the Notes only if the Fixed Rate Note provisions are specified in the relevant Final Terms as being applicable.

(b) Accrual of interest

The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment.

(c) Fixed Coupon Amount

The amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.

(d) Calculation of interest amount

The amount of interest payable in respect of each Note for any period for which a Fixed Coupon Amount is not specified shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of such Note divided by the Calculation Amount. For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

7.	Floating Rate Note and Index-Linked Interest Note Provisions

(a) Application

This Condition 7 is applicable to the Notes only if the Floating Rate Note provisions or the Index-Linked Interest Note provisions are specified in the relevant Final Terms as being applicable.

(b) Accrual of interest

The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 7 (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment.

(c) Screen Rate Determination

If Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Calculation Agent on the following basis:

(i) if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii) in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii) if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Calculation Agent will:

(A) request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market in an amount that is representative for a single transaction in that market at that time; and

(B) determine the arithmetic mean of such quotations; and

(iv) if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Calculation Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Calculation

Agent, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; PROVIDED, HOWEVER, THAT if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of a preceding Interest Period.

(d) ISDA Determination

If ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where “ISDA Rate” in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i) the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Final Terms;

(ii) the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Final Terms; and

(iii) the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Final Terms.

(e) Index-Linked Interest

If the Index-Linked Interest Note provisions are specified in the relevant Final Terms as being applicable, the Rate(s) of Interest applicable to the Notes for each Interest Period will be determined in the manner specified in the relevant Final Terms.

(f) Maximum or Minimum Rate of Interest

If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(g) Calculation of Interest Amount

The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of the relevant Note divided by the Calculation Amount. For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

(h) Calculation of other amounts

If the relevant Final Terms specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Final Terms.

(i) Publication

The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period. If the Calculation Amount is less than the minimum Specified Denomination the Calculation Agent shall not be obliged to publish each Interest Amount but instead may publish only the Calculation Amount and the Interest Amount in respect of a Note having the minimum Specified Denomination.

(j) Notifications etc.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 7 by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Guarantors, the Trustee, the Paying Agents, the Noteholders and the Couponholders and

(subject as aforesaid) no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

(k) Determination or Calculation by Trustee

If the Calculation Agent fails at any time to determine a Rate of Interest or to calculate an Interest Amount, the Trustee or a person appointed by the Trustee for that purpose (but without any liability accruing to the Trustee as a result) will determine such Rate of Interest and make such determination or calculation which shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee or a person appointed by the Trustee for that purpose (but without any liability accruing to the Trustee as a result) shall apply all of the provisions of these Conditions with any necessary consequential amendments to the extent that, in its sole opinion and with absolute discretion, it can do so and in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances and will not be liable for any loss, liability, cost, charge or expense which may arise as a result thereof. Any such determination or calculation made by the Trustee shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders.

8.	Zero Coupon Note Provisions

(a) Application

This Condition 8 is applicable to the Notes only if the Zero Coupon Note provisions are specified in the relevant Final Terms as being applicable.

(b) Late payment on Zero Coupon Notes

If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i) the Reference Price; and

(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price on the basis of the relevant Day Count Fraction from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or, as the case may be, the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.	Dual Currency Note Provisions

(a) Application

This Condition 9 is applicable to the Notes only if the Dual Currency Note provisions are specified in the relevant Final Terms as being applicable.

(b) Rate of Interest

If the rate or amount of interest fails to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the relevant Final Terms.

10.	Redemption and Purchase

(a) Scheduled redemption

Unless previously redeemed, or purchased and cancelled in accordance with Condition 10(j) (Cancellation), the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 11 (Payments).

(b) Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part:

(i) at any time (if neither the Floating Rate Note provisions or the Index-Linked Interest Note provisions are specified in the relevant Final Terms as being applicable); or

(ii) on any Interest Payment Date (if the Floating Rate Note provisions or the Index- Linked Interest Note provisions are specified in the relevant Final Terms as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if:

(A) as a result of any change in, or amendment to, the tax laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first Tranche of the Notes on the next Interest Payment Date either (i) the Issuer would be obliged to pay additional amounts as provided or referred to in Condition 12 (Taxation) or (ii) each Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

(B) such obligation cannot be avoided by the Issuer or, as the case may be, each of the Guarantors taking reasonable measures available to it,

PROVIDED, HOWEVER, THAT no such notice of redemption shall be given earlier than:

(I) where the Notes may be redeemed at any time, 90 days prior to the earliest date on which the Issuer or, as the case may be, the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due; or

(II) where the Notes may be redeemed only on an Interest Payment Date, 60 days prior to the Interest Payment Date occurring immediately before the earliest date on which the Issuer or, as the case may be, the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i), if the Trustee so requests, an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, a Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment and (ii) a certificate signed by two authorised officers of the Issuer or, as the case may be, each of the Guarantors, as the case may be, stating that the obligation referred to in (A) above cannot be avoided by the Issuer or, as the case may be, each of the Guarantors taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (B) above in which event it shall be conclusive and binding on the Noteholders and Couponholders. Upon the expiry of any such notice as is referred to in this Condition 10(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 10(b).

(c) Redemption at the option of the Issuer

If Call Option is specified in the relevant Final Terms as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Final Terms, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the Issuer’s giving not less than 30 nor more than 60 days’ notice to the Noteholders and the Trustee (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d) Partial redemption

If the Notes are to be redeemed in part only on any date in accordance with Condition 10(c) (Redemption at the option of the Issuer), the Notes to be redeemed shall be selected by the drawing of lots in such place and in such manner as the Trustee approves, subject to compliance with applicable law, the rules of each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the notice to Noteholders referred to in Condition 10(c) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Final Terms, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(e) Redemption at the option of Noteholders

If Put Option is specified in the relevant Final Terms as being applicable, the Issuer shall, at the option of the holder of any Note redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 10(e), the holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which such Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 10(e), may be withdrawn; PROVIDED, HOWEVER, THAT if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 10(e), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

If the Note is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption or, as the case may be, purchase of a Note under this Condition 10(e) the holder of the Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

(f) Change of Control redemption

If Change of Control Put Option is specified in the relevant Final Terms as being applicable and a Change of Control Put Event occurs, the holder of each Note will have the option (unless prior to the giving of the relevant Change of Control Put Event Notice the Issuer has given notice of redemption under Condition 10(b) (Redemption for tax reasons) or 10(c) (Redemption at the option of the Issuer), if applicable) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Optional Redemption Date at its Change of Control Optional Redemption Amount together with interest accrued to (but excluding) the Change of Control Optional Redemption Date.

Promptly upon, and in any event within 14 days after, the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, shall, (subject in each case to the Trustee being indemnified and/or secured to its satisfaction) give the Change of Control Put Event Notice to the Noteholders.

To exercise the Change of Control Put Option, the holder of the Note must deliver such Note to the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the Change of Control Put Period, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (an “Exercise Notice”). The Note should be delivered together with all Coupons appertaining thereto maturing after the Change of Control Optional Redemption Date, failing which the Paying Agent will require payment from or on behalf of the Noteholder of an amount equal to the face value of any such missing Coupon. Any amount so paid will be reimbursed by the Paying Agent to the Noteholder against presentation and surrender of the relevant missing Coupon (or any replacement issued therefor pursuant to Condition 15 (Replacement of Notes and Coupons)) at any time after such payment, but before the expiry of the period of ten years from the date on which such Coupon would have become due, but not thereafter. If the Note is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption or, as the case may be, purchase of a Note under this Condition 10(f) the holder of the Note must, within the Change of Control Put Period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time. The Paying Agent to which such Note and Exercise Notice are delivered will issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered or, in the case of a Note held through Euroclear and/or Clearstream, Luxembourg, notice received. Payment in respect of any Note so delivered will be made, if the holder duly specified a bank account in the Exercise Notice to which payment is to be made, on the Change of Control Optional Redemption Date by transfer to that bank account and, in every other case, on or after the Change of Control Optional Redemption Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. For the purposes of these Conditions, receipts issued pursuant to this Condition 10(f) shall be treated as if they were Notes. The Issuer shall redeem or purchase (or procure the purchase of) the Notes in respect of which the Change of Control Put Option has been validly exercised in accordance with the provisions of this Condition 10(f) on the Change of Control Optional Redemption Date unless previously redeemed (or purchased) and cancelled.

Any Exercise Notice, once given, shall be irrevocable except where prior to the Change of Control Optional Redemption Date an Event of Default shall have occurred and the Trustee shall have accelerated the Notes, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Exercise Notice and instead to treat its Notes as being forthwith due and payable pursuant to Condition 13.

If 80 per cent. or more in principal amount of the Notes then outstanding have been redeemed or purchased pursuant to this Condition 10(f), the Issuer may, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Change of Control Optional Redemption Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their principal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by any Rating Agency are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event”, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine, with the agreement of the Trustee, the rating designations of such Rating Agency or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of the relevant Rating Agency and this Condition 10(f) shall be construed accordingly.

The Trustee is under no obligation to ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred, or to seek any confirmation from any Rating Agency pursuant to the definition of Negative Rating Event below, and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Change of Control Put Event or Change of Control or other such event has occurred.

(g) No other redemption

The Issuer shall not be entitled to redeem the Notes otherwise than as provided in Conditions 10(a) (Scheduled redemption) to 10(f) (Change of control redemption) above.

(h) Early redemption of Zero Coupon Notes

Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i) the Reference Price; and

(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms for the purposes of this Condition 10(h) or, if none is so specified, a Day Count Fraction of 30E/360.

(i) Purchase

The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, PROVIDED THAT all unmatured Coupons are purchased therewith.

(j) Cancellation

All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

11.	Payments

(a) Principal

Payments of principal shall be made only against presentation and (PROVIDED THAT payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London).

(b) Interest

Payments of interest shall, subject to paragraph (h) below, be made only against presentation and (PROVIDED THAT payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) above.

(c) Payments in New York City

Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

(d) Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 12 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e) Deductions for unmatured Coupons

If the relevant Final Terms specifies that the Fixed Rate Note provisions are applicable and a Note is presented without all unmatured Coupons relating thereto:

(i) if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

(ii) if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

(A) so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

(B) a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.

Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) above against presentation and (PROVIDED THAT payment is made in full) surrender of the relevant missing Coupons.

(f) Unmatured Coupons void

If the relevant Final Terms specifies that this Condition 11(f) is applicable or that the Floating Rate Note provisions or the Index-Linked Interest Note provisions are applicable, on the due date for final redemption of any Note or early redemption in whole of such Note pursuant to Condition 10(b) (Redemption for tax reasons), Condition 10(e) (Redemption at the option of Noteholders), Condition 10(c) (Redemption at the option of the Issuer) or Condition 13 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(g) Payments on business days

If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(h) Payments other than in respect of matured Coupons

Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by paragraph (c) above).

(i) Partial payments

If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(j) Exchange of Talons

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 14 (Prescription). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

12.	Taxation

(a) Gross up

All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the Issuer or any Guarantor shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the Issuer or, as the case may be, such Guarantor, shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:

(i) by or on behalf of a holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Note or Coupon; or

(ii) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26 — 27 November 2000 on the taxation of savings income or any law of the EU or a non-Member State implementing or complying with, or introduced in order to conform to, such Directive; or

(iii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent (if any); or

(iv) more than 30 days after the Relevant Date except to the extent that the holder of such Note or Coupon would have been entitled to such additional amounts on presenting such Note or Coupon for payment on the last day of such period of 30 days.

(b) Taxing jurisdiction

If the Issuer or any Guarantor becomes subject at any time to any taxing jurisdiction other than the United Kingdom, references in these Conditions to the United Kingdom shall be construed as references to the United Kingdom and/or such other jurisdiction.

13.	Events of Default

If any of the following events occurs and is continuing then the Trustee may at its discretion and shall, if so requested in writing by the holders of at least one fifth of the aggregate principal amount of the outstanding Notes, or if so directed by an Extraordinary Resolution (subject to the Trustee having been indemnified and/or provided with security and/or prefunded by the Noteholders to its satisfaction) by written notice to the Issuer, declare the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their Early Termination Amount together with accrued interest (if any) without further action or formality:

(a) Non-payment

the Issuer fails to pay any amount of principal in respect of the Notes within ten days of the due date for payment thereof or any amount of interest in respect of the Notes within ten days of the due date for payment thereof; or

(b) Breach of other obligations

the Issuer or any Guarantor does not comply with any of their other obligations under or in respect of the Notes or the Trust Deed and (except in any case where, in the opinion of the Trustee, such failure is incapable of remedy in which case no continuation or notice as is hereinafter provided will be required) such failure to comply continues unremedied for 30 days (or such longer period as the Trustee may permit) after written notice thereof has been delivered by the Trustee to the Issuer or such Guarantor, as the case may be; or

(c) Cross Default

(i) any Indebtedness of the Issuer or any Guarantor or any Material Subsidiary becomes due and repayable prematurely by reason of an event of default (however described);

(ii) the Issuer or any Guarantor or any Material Subsidiary fails to make any payment in respect of any Indebtedness on the due date for payment or, as the case may be, within any applicable grace period as originally provided;

(iii) any security given by the Issuer or any Guarantor or any Material Subsidiary for any Indebtedness is enforced; or

(iv) default is made by the Issuer or any Guarantor or any Material Subsidiary in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness of any other person, provided that (i) no event described in this Condition 13(c) shall constitute an Event of Default where the Issuer or the relevant Guarantor or the relevant Material Subsidiary, as the case may be, satisfies the Trustee that it is contesting such Event of Default in good faith and by appropriate action and (ii) no event described in this Condition 13(c) shall constitute an Event of Default unless the Indebtedness or other relative liability, either alone or when aggregated with other Indebtedness and/or other liabilities relative to all (if any) other events described in this Condition 13(c) which have occurred and are continuing (excluding where the Issuer and/or the relevant Guarantor and/or the relevant Material Subsidiary, as the case may be, has satisfied the Trustee that it is contesting such event in good faith and by appropriate action), amounts to at least U.S.$50,000,000 (or its equivalent in any other currency); or

(d) Security enforced

a secured party takes possession, or a receiver, manager or other similar officer is appointed, of all or substantially all of the undertaking, assets and revenues of the Issuer, a Guarantor or any Material Subsidiary; or

(e) Creditor’s process

any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Issuer, any Guarantor or a Material Subsidiary having an aggregate value of and in respect of indebtedness aggregating at least U.S.$50,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 30 days; or

(f) Insolvency etc.

(i) the Issuer, any Guarantor or any Material Subsidiary becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer, any Guarantor or any Material Subsidiary of all or substantially all of the undertaking, assets and revenues of the Issuer, such Guarantor or such Material Subsidiary is appointed (otherwise than for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent on terms previously approved in writing by the Trustee or by an Extraordinary Resolution); or (iii) the Issuer, any Guarantor or any Material Subsidiary makes a general assignment or an arrangement or composition with or for the benefit of its creditors generally or declares a moratorium in respect of any of its Indebtedness given by it; or (iv) a person presents a petition for the winding up, liquidation, dissolution, administration or suspension of payments of the Issuer, any Guarantor or any Material Subsidiary (excluding where the Issuer, such Guarantor or such Material Subsidiary has satisfied the Trustee that it is contesting such petition in good faith and by appropriate action); or

(g) Winding up etc.

an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer, any Guarantor or any Material Subsidiary (otherwise than for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent on terms previously approved in writing by the Trustee or by an Extraordinary Resolution); or

(h) Failure to take action etc.

any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuer or the Guarantors lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under and in respect of the Notes, the Coupons and the Trust Deed, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Notes, the Coupons and the Trust Deed admissible in evidence in the courts of England is not taken, fulfilled or done; or

(i) Cessation of business etc.

the Issuer, any Guarantor or any Material Subsidiary ceases or threatens to cease to carry on all or substantially all of its business, save for (i) the purposes of or pursuant to an amalgamation, reorganisation or restructuring neither involving nor arising out of the insolvency of the Issuer or, as the case may be, such Guarantor or Material Subsidiary, (ii) any transfer of assets by the Issuer, any Guarantor or any Material Subsidiary to any other member of the Group, (iii) any transfer of assets by the Issuer, any Guarantor or any Material Subsidiary to a third party or parties (whether associated or not) on an arm’s length basis, (iv) any transfer of assets by the Issuer, any Guarantor or any Material Subsidiary whereby the transferee is or immediately upon such transfer becomes a Material Subsidiary, or (v) any transfer of assets by the Issuer, any Guarantor or any Material Subsidiary the terms of which have been previously approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(j) Guarantee etc.

any Guarantee ceases to be, or is claimed by a Guarantor not to be, in full force and effect; or

(k) Guarantors etc.

any Guarantor ceases to be a Subsidiary controlled, directly or indirectly, by the Issuer,

provided that, in the case of Conditions 13(b), (d) and (f) to (i) inclusive, the Trustee shall have certified in writing that such event is in its opinion materially prejudicial to the interests of the Noteholders.

14.	Prescription

Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

15.	Replacement of Notes and Coupons

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent (and, if the Notes are then admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, a Paying Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system), subject to all applicable laws and competent authority, stock exchange and/or quotation system requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer and the Guarantors may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

16.	Trustee and Agents

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from any obligation to take proceedings to enforce repayment unless indemnified and/or secured to its satisfaction and to be paid its costs and expenses in priority to the claims of Noteholders. The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer, the Guarantors and/or any other Subsidiary and/or any related entity thereof and to act as trustee for the holders of any other securities issued or guaranteed by or relating to the Issuer, the Guarantors or any other Subsidiary, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

In the exercise of its powers and discretions under these Conditions and/or the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequences for individual holders of Notes, Coupons or Talons as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents and the Calculation Agent (if any) act solely as agents of the Issuer or, following the occurrence of an Event of Default, the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The Principal Paying Agent and its initial Specified Office is set out below. The initial Calculation Agent (if any) is specified in the relevant Final Terms. The Issuer reserves the right at any time, with the prior written consent of the Trustee, to vary or terminate the appointment of any Paying Agent or Calculation Agent and to appoint a successor principal paying agent or calculation agent and additional or successor paying agents; PROVIDED, HOWEVER, THAT:

(a) the Issuer shall at all times maintain a Principal Paying Agent; and

(b) the Issuer shall at all times maintain a paying agent in an EU member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000; and

(c) if a Calculation Agent is specified in the relevant Final Terms, the Issuer shall at all times maintain a Calculation Agent; and

(d) if and for so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, the Issuer shall maintain a Paying Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system.

Notice of any appointment of, or change in, any of the Paying Agents or in their Specified Offices shall promptly be given to the Noteholders in accordance with Condition 19 (Notices).

17.	Meetings of Noteholders; Modification and Waiver

(a) Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more Persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; PROVIDED, HOWEVER, THAT Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, not less than one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of at least 75 per cent. of the Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b) Modification and waiver

The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification to or of these Conditions, the Notes or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders, (ii) any modification of these Conditions, the Notes or the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error or to correct an error which, in the opinion of the Trustee, is proven, and (iii) any waiver or authorisation of any breach or proposed breach, of any of the provisions of these Conditions, the Notes or the Trust Deed (other than a proposed breach or breach relating to the subject of a Reserved Matter) that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification, authorisation or waiver shall be notified to the Noteholders as soon as practicable in accordance with Condition 19 (Notices).

(c) Substitution

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to the substitution of certain other entities in place of the Issuer or any Guarantor (or in either case any previously substituted company) as principal debtor or, as the case may be, guarantor under the Trust Deed in relation to the Notes, Receipts and Coupons of any Series of Notes, subject to (i) the Notes being unconditionally and irrevocably guaranteed by the Issuer or, as the case may be, the relevant Guarantor, (ii) the Trustee being satisfied that such substitution is not materially prejudicial to the interests of Noteholders; and (iii) certain other conditions set out in the Trust Deed being complied with.

No Noteholder or Couponholder shall, in connection with any substitution, be entitled to claim any indemnification or payment in respect of any tax consequence thereof for such Noteholder or (as the case may be) Couponholder except to the extent provided for in Condition 12 (Taxation) (or any undertaking given in addition to or substitution for it pursuant to the provisions of the Trust Deed).

18.	Enforcement

The Trustee may, at any time, at its discretion and without further notice, institute such proceedings against the Issuer and/or the Guarantors as it thinks fit to enforce any obligation, condition or provision binding on the Issuer and/or the Guarantors under these Conditions, the Notes or the Trust Deed, but shall not be bound to do so unless:

(a) it has been so directed by an Extraordinary Resolution or it has been so requested in writing by the holders of at least one fifth of the nominal amount of the Notes outstanding; and

(b) it has been indemnified and/or secured and/or prefunded by the Noteholders to its satisfaction.

No Noteholder or Couponholder shall be entitled to institute proceedings directly against the Issuer or a Guarantor unless the Trustee, having become bound to proceed as aforesaid, fails to do so within a reasonable time and such failure is continuing.

19.	Notices

(a) Valid Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers).

(b) Other Methods

Notwithstanding paragraph (a) above, the Trustee may approve some other method of giving notice to the Noteholders if, in its opinion, that other method is reasonable having regard to market practice then prevailing and to the requirements of any stock exchange on which Notes are then listed and PROVIDED THAT notice of that other method is given to the Noteholders in the manner required by the Trustee.

(c) Couponholders

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

20.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

21.	Further Issues

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

22.	Governing Law and Jurisdiction

(a) Governing law

The Notes and the Trust Deed, and any non-contractual obligations arising out of or in connection with the Notes and the Trust Deed, are governed by, and construed in accordance with, English law.

(b) English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Notes and the Trust Deed (including a dispute relating to the existence, validity or cancellation of the Notes or any non-contractual obligation arising out of or in connection with the Notes or the Trust Deed) or the consequences of their nullity.

(c) Appropriate forum

The Issuer and each of the Guarantors agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

The Issuer

EXECUTED and DELIVERED as a DEED by	) NICOLETTE HENFREY
)
as attorney for	)
INTERCONTINENTAL HOTELS GROUP PLC	)

Witness:	Signature:	DAVID CONNOLLY
	Name:	DAVID CONNOLLY

The Guarantors

EXECUTED and DELIVERED as a DEED by	)
INTERCONTINENTAL HOTELS LIMITED	)
a company incorporated in England and Wales acting by	)
)
, a director of the Company and	) RICHARD SOLOMONS
, a director of the company/	) GEORGE TURNER

EXECUTED and DELIVERED as a DEED by	)
SIX CONTINENTS LIMITED	)
a company incorporated in England and Wales acting by	)
)
, a director of the Company and	) RICHARD SOLOMONS
, a director of the company/	) GEORGE TURNER

The Trustee

EXECUTED as a DEED by Leticia Acevedo	)
as attorney for	)
HSBC CORPORATE TRUSTEE	)
COMPANY (UK) LIMITED	) LETICIA ACEVEDO Attorney

Witness:	Signature:	SAMUEL WILSON
	Name:	SAMUEL WILSON